Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement Nos. 333-157386 and 333-157386-01

NOTES | DEPOSITS | CERTIFICATES

CitiFirst Structured Investments

Offerings Brochure for March 2010

March 17, 2010

2

CitiFirst Performance Investments

ELKS® Based Upon The Common Stock of Amazon Inc. (“AMZN”)	8

ELKS® Based Upon The Common Stock of American Express Co. (“AXP”)	9

Buffer Notes Based Upon the iShares® Dow Jones US Real Estate Index Fund (“IYR”)	10

LASERSSM Based Upon the iShares® MSCI Brazil Index Fund (“EWZ”)	11

PACERSSM Based Upon the Dow Jones UBS Commodity IndexSM (“DJUBS”)	12

Additional Considerations	13

For all offerings documented herein (other than the Market-Linked Deposits):

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

3

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the following pages are intended for general indication only of the CitiFirst Structured Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer and guarantor, if applicable, has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer or guarantor, if applicable, to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer and guarantor, if applicable, have filed with the SEC for more complete information about that issuer, the guarantor, if applicable, and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by:	Issuer’s Registration Statement Number:	Issuer’s CIK on the SEC Website:

■ Citigroup Funding Inc.	333-157386	0001318281

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The securities described herein (other than the Market-Linked Deposits) are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency, or instrumentality.

Market-Linked Deposits

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-877-858-5407.

4

Overview of Key Benefits and Risks of

Structured Investments

Benefits

■

Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

■	Structured investments can offer unique risk/return profiles to match investment objectives, such as principal protection, periodic income, and enhanced returns.

Risks

The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

■	Potential for Loss

■

Principal protected investments only guarantee principal back at maturity (subject to the credit risk of the applicable issuer or guarantor) and thus if an investor sells or redeems his/her investment prior to maturity, the investor may receive an amount less than his/her original investment.

■

Non-principal protected investments do not guarantee principal back at maturity and thus the amount an investor receives at maturity could be significantly less than his/her original investment and for some investments could be zero.

■

Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

■

Issuer or Guarantor Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s or guarantor’s ability to pay all amounts due on these investments and therefore investors are subject to the credit risk of the applicable issuer or guarantor.

■

Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

■

Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, the applicable issuer or guarantor of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her initial investment upon any resale of the investment.

■

Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

■

Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

■

Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.

■

The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Global Markets Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

■

Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investments, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the calculation agent and other affiliates of the issuer may be adverse to the interest of the investor.

5

Introduction to CitiFirst Structured Investments

■	CitiFirst is the brand name for Citi’s offering of notes, deposits, and certificates that provide you with market-driven investment solutions

■	CitiFirst offers investments across many risk and asset classes to meet your portfolio needs

■	CitiFirst investments are divided into 3 categories based on the level of principal protection:

■

CitiFirst Protection investments are 100% principal protected at maturity, subject to the credit risk of the issuer or guarantor, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

■	CitiFirst Performance investments are not principal protected but have some level of downside protection and are for investors who are seeking the potential for current income and/or growth

■

CitiFirst Opportunity investments have no protection and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

■	These categories are signified by colored cubes so that they are easy to recognize:

■	Five symbols represent the types of underlyings to which CitiFirst investments can be linked:

■

When depicting a product, the asset class to which the underlying belongs will be shown as a symbol on the applicable colored cube; For instance, if a CitiFirst Performance note were based upon a single stock, which belongs to the equity asset class, its symbol would be shown as follows:

Classification of structured investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

6

Overview of Structures

Investments	Maturity	Protection*	Return*
Contingent Absolute Return MLDs/PPNs	1-2 Years	100% Principal Protection at Maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying; Otherwise the return equals zero
Contingent Upside Participation MLDs/PPNs	1-3 Years	100% Principal Protection at Maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity; Otherwise the return equals the greater of the return of the underlying and zero
Minimum Coupon PPNs	3-5 Years	100% Principal Protection at Maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon; Otherwise the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon
Safety First Trust Certificates	3-6 Years	100% Principal Protection at Maturity	The return on the investment equals the greater of the return of the underlying multiplied by a participation rate and zero; sometimes the maximum return is capped

Investments	Maturity	Protection*	Return*
ELKS®	6-13 Months	Contingent Downside Protection	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid; Otherwise the return equals the sum of the coupons paid and the return of the underlying at maturity.
Buffer Notes	1-2 Years	Partial Downside Protection	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes; Otherwise, the return equals the lesser of (a) the return of the underlying plus the buffer amount and (b) zero
PACERSSM	1-3 Years	Contingent Downside Protection	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero
LASERSSM	3-4 Years	Contingent Downside Protection	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative; Otherwise the return equals zero.

Investments	Maturity	Protection*	Return*
Upturn Notes	1-2 Years	No Principal Protection	If the underlying is up at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes; Otherwise the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	No Principal Protection	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount; Otherwise the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	No Principal Protection	The return on the investment equals the return of a unique index created by Citi

*All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

7 |

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ELKS®	| 8

CitiFirst Performance

ELKS® Based Upon The Common Stock of Amazon Inc. (“AMZN”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the ELKS are not principal protected, you may receive an amount at maturity that is less than the amount you initially invest.
Underlying Equity:	Amazon Inc. (“AMZN”)
Pricing Date:	March 2010
Maturity:	Approximately 13 Months
Principal Protection:	None
Periodic Interest:	[8.00-10.00]% per annum, paid semi-annually
Issue Price:	$10 per ELKS
Payment at Maturity:

For each $10 Note:

(i)    If the Underlying Equity declines by 25% or more relative to the initial equity price at any time on any trading day whether intra-day or at the close of trading on any day after the Pricing Date up to and including the third trading day prior to maturity, holders will receive a fixed number of shares (or if holders elect, the cash value thereof) of the Underlying Equity equal to the Equity Ratio

(ii)    Otherwise, holders will receive $10

Equity Ratio:	The number of shares of the Underlying Equity per ELKS equal to $10 divided by the closing price of the Underlying Equity on the Pricing Date
Listing:	None
Selling Concession:	2.00% (underwriting discount of 2.00%)

Investor Profile

Investor Seeks:

•	Fixed coupon
•	Contingent downside protection of approximately 25%
•	A short-term equity-linked investment

Investor Can Accept:

•	A holding period of approximately 13 Months
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

9 |	ELKS®

CitiFirst Performance

ELKS® Based Upon The Common Stock of American Express Co. (“AXP”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the ELKS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the ELKS are not principal protected, you may receive an amount at maturity that is less than the amount you initially invest.
Underlying Equity:	American Express Co. (“AXP”)
Pricing Date:	March 2010
Maturity:	Approximately 6 Months
Principal Protection:	None
Periodic Interest:	[8.00-12.00]% per annum, (approximately 4.00%-6.00% per ELKS on a simple interest basis)
Issue Price:	$10 per ELKS
Payment at Maturity:

For each $10 Note:

(i)    If the Underlying Equity declines by 20% or more relative to the initial equity price at any time on any trading day whether intra-day or at the close of trading on any day after the Pricing Date up to and including the third trading day prior to maturity, holders will receive a fixed number of shares (or if holders elect, the cash value thereof) of the Underlying Equity equal to the Equity Ratio

(ii)    Otherwise, holders will receive $10

Equity Ratio:	The number of shares of the Underlying Equity per ELKS equal to $10 divided by the closing price of the Underlying Equity on the Pricing Date
Listing:	None
Selling Concession:	1.00% (underwriting discount of 1.00%)

Investor Profile

Investor Seeks:

•	Fixed coupon
•	Contingent downside protection of approximately 20%
•	A short-term equity-linked investment

Investor Can Accept:

•	A holding period of approximately 6 Months
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Key Risk Factors” section of the applicable Offering Summary for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

Buffer Notes	| 10

CitiFirst Performance

Buffer Notes Based Upon the iShares® Dow Jones US Real Estate Index Fund (“IYR”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the Buffer Notes are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because the Buffer Notes are not principal protected, you may receive an amount at maturity that is less than the amount you initially invest.
Underlying Fund Shares:	iShares® Dow Jones US Real Estate Index Fund (“IYR”)
Pricing Date:	March 2010
Maturity:	Approximately 18 Months
Principal Protection:	None
Periodic Interest:	None
Issue Price:	$10 per ELKS
Payment at Maturity:	For each $10 Note, $10 plus the Note Return Amount, which may be positive, zero, or negative
Note Return Amount:

(i)    If the Note Return Percentage is positive, the Note Return Amount will be positive and will equal, $10 * Note Return Percentage * Upside Participation Rate, provided that the total return on the note cannot exceed [18 to 22]% per note

(ii)    If the Note Return Percentage is from and including 0% to and including -15%, the Note Return Amount will be zero

(iii)  If the Note Return Percentage is less than -15%, the Note Return Amount will be negative and will equal $10 * (Note Return Percentage + 15%)

Note Return Percentage:	The return on the Underlying Fund Shares, expressed as a percentage, shall equal: Final Price - Initial Price Initial Price
Upside Participation Rate:	150%
Initial Price:	The closing value of the Underlying Fund Shares on the Pricing Date
Final Price:	The closing value of the Underlying Fund Shares on the Valuation Date
Listing:	None
Selling Concession:	2.00% (underwriting discount of 2.00%)

Investor Profile

Investor Seeks:

•	Limited leveraged exposure to the iShares® Dow Jones US Real Estate Index Fund
•	Downside buffer of 15%
•	A short-term, exchange-traded fund-linked investment

Investor Can Accept:

•	A holding period of approximately 18 Months
•	The possibility of losing up to 85% of the principal amount invested
•	Please review the “Risk Factors relating to the notes” section of the applicable Pricing Supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

11 |	LASERSSM

CitiFirst Performance

LASERSSM Based Upon the iShares® MSCI Brazil Index Fund (“EWZ”)

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the LASERS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because LASERSSM are not principal protected, you may receive a payment at maturity with a value less than the amount you initially invest.
Underlying Fund Shares:	iShares® MSCI Brazil Index Fund (“EWZ”)
Pricing Date:	March 2010
Valuation Date:	Approximately 3 business days prior to Maturity
Maturity:	Approximately 3 years
Principal Protection:	None
Periodic Interest:	None
Issue Price:	$10 per Note
Fixed Percentage:	[10-15]%
Fund Percentage Change:	The return on the Underlying Fund Shares, expressed as a percentage, shall equal: Ending Price - Starting Price Starting Price
Starting Price:	The closing value of the Underlying Fund Shares on the Pricing Date
Ending Price:	The closing value of the Underlying Fund Shares on the Valuation Date
Payment at Maturity:

For each $10 Note, $10 plus:

(i)    If the trading price of the Underlying Fund Shares is greater than 65% of its Starting Price at all times after the Pricing Date up to and including the Valuation Date (whether intra-day or at the close of trading on any trading day),

$10 x (the greater of (a) Fund Percentage Change and (b) Fixed Percentage)

(ii)    If the trading price of the Underlying Fund Shares is less than or equal to 65% of its Starting Price at any time after the Pricing Date up to and including the Valuation Date (whether intra-day or at the close of trading on any trading day),

$10 x (Fund Percentage Change)

Listing:	None
Selling Concession:	2.00% (underwriting discount of 2.00%)

Investor Profile

Investor Seeks:

•	Exposure to the iShares® MSCI Brazil Index Fund
•	Contingent downside protection of 35%
•	A medium-term exchange-traded fund linked investment

Investor Can Accept:

•	A holding period of approximately 3 years
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Risk Factors Relating to the Notes” section of the applicable Pricing Supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. If a listing symbol is indicated above, although the issuer intends to list the notes, the issuer cannot assure that an investment will be listed. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

PACERS	| 12

CitiFirst Performance

PACERS Based Upon the Dow Jones UBS Commodity IndexSM

Indicative Terms

Issuer:	Citigroup Funding Inc.
Guarantee:	Any payments due on the PACERS are fully and unconditionally guaranteed by Citigroup Inc., Citigroup Funding’s parent company; however, because PACERS are not principal protected, you may receive a payment at maturity with a value less than the amount you initially invest.
Underlying Index:	Dow Jones UBS Commodity IndexSM (“DJUBS”)
Pricing Date:	March 2010
Valuation Date:	Approximately 5 business days prior to Maturity
Maturity:	Approximately 18 months
Principal Protection:	None
Periodic Interest:	None
Issue Price:	$10 per Note
Payment at Maturity (if the PACERS are not called):

If not called before the Maturity Date, for each $10 PACERS:

(1)    cash in an amount equal to $10.00 plus the product of (i) $10.00 and (ii) the Negative Index Percentage Change if the Ending Index Value has declined by more than approximately 15% (to be determined on the Pricing Date) from the Starting Index Value, or

(2)   $10 in cash.

Negative Index Percentage Change:	The return on the Underlying Index, expressed as a percentage, shall equal: Ending Index Value - Starting Index Value Starting Index Value
Starting Index Value:	The closing value of the Underlying Index on the Pricing Date
Ending Index Value:	The closing value of the Underlying Index on the Valuation Date
Mandatory Call Feature:	Mandatorily callable semi-annually in whole, but not in part, on any Call Date if the closing value of the Underlying Index on any Call Date is equal to or greater than the Starting Index Value. If we call the PACERS during any Call Determination Period, the related call payment date will be at least five Business Days after the relevant Call Date or, in the case of the Call Determination Period beginning on September , 2011, at maturity.
Call Dates:	Any index business day during any Call Determination Period on which the PACERS can be mandatorily called.
Call Determination Period:	Each of the three-index-business-day periods in September , 2010, March , 2011, and September , 2011.
Mandatory Call Premium:

(1)    The product of $10,000 and 4.50% to 5.50% (to be determined on the Pricing Date), if called in September 2010.

(2)   The product of $10,000 and 9.00% to 11.00% (to be determined on the Pricing Date), if called in March 2011.

(3)   The product of $10,000 and 13.50% to 16.50% (to be determined on the Pricing Date), if called in September 2011.

Listing:	None
Selling Concession:	2.00% (underwriting discount of 2.00%)

Investor Profile

Investor Seeks:

•	Exposure to the Dow Jones UBS Commodity IndexSM
•	A short-term equity index linked investment

Investor Can Accept:

•	A variable holding period of up to 18 months
•	The possibility of losing part or all of the principal amount invested
•	Please review the “Risk Factors Relating to the Notes” section of the applicable Pricing Supplement for a complete description of the risks associated with this investment

For questions, please call your Financial Advisor

The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and principal protections are subject to the applicable issuer or guarantor credit risk, with the exception of the Market-Linked Deposit which has FDIC insurance, subject to applicable limitations. If a listing symbol is indicated above, although the issuer intends to list the notes, the issuer cannot assure that an investment will be listed. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

13

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Global Markets Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citigroup Global Markets affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments or (B) its acquisition and holding of the structured in is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citigroup Global Markets or Morgan Stanley Smith Barney or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity.

You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless explicitly stated in the offering document(s) and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

14

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii) no consideration is or will be given for the transfer; or

(iii) the transfer is by operation of law.

“Standard & Poor’s®,” “Standard & Poor’s 500®,” “S&P 500®“ and “S&P®“ are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Global Markets and its affiliates. The investments mentioned have not been passed on by Standard & Poor’s or The McGraw-Hill Companies, Inc. as to their legality or suitability. The investments are not sponsored, endorsed, sold or promoted by Standard & Poor’s or The McGraw-Hill Companies, Inc. Standard & Poor’s and The McGraw-Hill Companies, Inc. make no warranties and bear no liability with respect to the investments.

“Dow Jones Industrial AverageSM” is a service mark of Dow Jones & Company, Inc. and has been licensed for use for certain purposes by Citigroup Funding Inc. The Index have not been passed on by Dow Jones & Company, Inc. The Index LASERSSM are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc. and Dow Jones & Company, Inc. does not make any warranties or bear any liability with respect to the Index LASERSSM.

“iShares®” is a registered trademark of BlackRock Institutional Trust Company, N.A. “Dow Jones” is a servicemark of Dow Jones & Company, Inc and has been licensed for use by Citigroup Funding. The iShares® Dow Jones U.S. Real Estate Index Fund is not involved in any way in this offering and has no obligations relating to the notes or to holders of the notes.

The PACERS have not been passed on by Dow Jones & Company, Inc., UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates. The PACERS are not sponsored, endorsed, sold or promoted by Dow Jones & Company, Inc., UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates and none of Dow Jones & Company, Inc., UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates, makes any warranties or bears any liability with respect to the PACERS.

iShares® is a registered mark of BlackRock Institutional Trust Company, N.A. (“BIT”). The LASERSSM are not sponsored, endorsed, sold, or promoted by BIT. BIT makes no representations or warranties to the owners of the LASERSSM or any member of the public regarding the advisability of investing in the LASERSSM. BIT has no obligation or liability in connection with the operation, marketing or sale of the LASERSSM.

CitiFirst is the brand name for Citi’s offering of structured investments including notes, deposits and certificates. Tailored to meet the needs of a broad range of investors, these investments fall into three categories, each with a defined level of principal protection, if held to maturity.

Five symbols represent the assets underlying CitiFirst Investment products. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube.

ELKS®, are registered service marks of Citigroup Global Markets Inc.

©2010 Citigroup Global Markets Inc. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its subsidiaries and are used and registered throughout the world.